UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada	V6B 4N8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1099

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO DEFINITIVE MATERIAL AGREEMENT

Mercer International Inc., through its subsidiary, Zellstoff Celgar Limited Partnership (“ZCLP”), entered into an energy purchase agreement with British Columbia Hydro and Power Authority (“BC Hydro”) on January 29, 2009 (the “EPA”). BC Hydro is a Province of British Columbia Crown Corporation and is one of the largest electric utilities in Canada.

The description below is a summary of the EPA and is qualified in its entirety by the complete text of the EPA itself, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Background to the EPA

BC Hydro issued a bioenergy call for “green” power on February 6, 2008 in which it requested proposals for the supply of electrical energy generated from forest-based biomass projects located in British Columbia. ZCLP was one of 20 submitting parties, from which four proposals, including that of ZCLP, were selected by BC Hydro.

Overview

Under the EPA, BC Hydro agrees to take and pay for, and ZCLP agrees to sell, energy produced by ZCLP in excess of a historic generator baseline established by BC Hydro. The energy that is to be sold will be largely produced from the energy plant upgrades currently underway at ZCLP’s Castlegar pulp mill (the “Mill”). The price for the green electrical energy to be sold by ZCLP to BC Hydro under the EPA was determined through an arm’s-length bid process and is intended to reflect the market value for “green” energy.

Term

The term of the EPA commenced effective January 27, 2009 (the “Effective Date”) and continues until the 10th anniversary of the commercial operation date (the “COD”) of ZCLP’s electrical generation equipment. Such equipment will include the ongoing energy plant upgrades comprised of electrical generators, facilities and equipment that will support the generation and transmission of electrical energy (the “Electrical Plant”). To achieve COD, the Electrical Plant must continuously generate, for a period of 72 hours at not less than 90% of the hourly electrical output that would be required over a season for the Electrical Plant to meet its delivery commitments for such season (the “Seasonally Firm Energy Amount”). ZCLP must achieve COD by May 1, 2010, subject to certain customary force majeure type delays that may arise due to circumstances not within its control (“Force Majeure”).

Volume

ZCLP may, upon notice to BC Hydro, sell energy to any person prior to achieving COD. After achieving COD, ZCLP will become bound to deliver and sell, at minimum, approximately 238,000 MWh of electrical energy annually to BC Hydro over the ten-year term of the EPA and BC Hydro shall be obligated to take and pay for such electrical energy.

Environmental Attributes

Under the EPA, ZCLP transfers all “Environmental Attributes” to BC Hydro. Such Environmental Attributes are limited to those directly associated with or derived from Eligible Energy and do not cover attributes attached to the pulp production process.

Construction of Electrical Generation Facilities

Under the EPA, ZCLP is obligated to design and build additions to its electricity generating facilities, incorporate same into the Electrical Plant, and complete interconnection of such facilities to the existing distribution system. ZCLP must commence work 30 days after the British Columbia Utilities Commission (the “BCUC”) approves the EPA. BC Hydro is required to file the EPA with the BCUC within a reasonable time after the Effective Date and either party may terminate the EPA if BCUC acceptance is not obtained within 150 days of the Effective Date.

Performance Security

ZCLP is obliged under the EPA to provide Performance Security by way of letter of credit, the amount of which is calculated by multiplying the aggregate of all Seasonally Firm Energy Amounts (the “Annual Firm Energy Amounts”) by specified amounts ranging between CAD$2.50 and $8.00 per MWh, which factor varies over the term of the EPA. Based on the current Seasonally Firm Energy Amount, ZCLP estimates that the amount of the Performance Security will range between approximately CAD$0.6 million and CAD$1.9 million. Currently, ZCLP has provided a letter of credit in the amount of approximately CAD$0.6 million.

Damages for Failure to Achieve COD on Time

Subject to Force Majeure delays, if ZCLP does not achieve COD by May 1, 2010 (the “Guaranteed COD Date”), then ZCLP shall become liable to pay liquidated damages to BC Hydro flowing from such delay. Such damages will be equal to the greater of: (i) $5.00 per MWh; or (ii) the difference between the “Mid-C Price” and the price under the EPA per MWh, based on the amount of energy that was required to be delivered to BC Hydro under the EPA during the period of delay. The right to collect such damages will expire on the date that BC Hydro becomes entitled to terminate the EPA for failure to achieve COD. BC Hydro’s right to terminate for failure to achieve COD arises 365 (plus no more than 180 Force Majeure days) after the Guaranteed COD Date. On a yearly basis, liquidated damages will be capped at 200% of the amount of the “Performance Security”. Accordingly, based on such estimates, liquidated damages for failure to achieve COD would not exceed CAD$3.8 million.

Termination Payment for Failure to Achieve COD

If BC Hydro terminates the EPA for failure to achieve COD then, in addition to the damages referred to above, ZCLP shall become liable to pay BC Hydro a termination payment equal to the lesser of: (i) the Performance Security; and (ii) the amount by which BC Hydro’s economic losses exceed its aggregate gains as calculated pursuant to the EPA. Based on ZCLP’s estimates, such termination payment would not exceed CAD$1.9 million.

Post-COD Liquidated Damages

The EPA provides a one-year post-COD break-in period, during which no liquidated damages are payable for delivery shortfalls. If in any complete season following the one-year break-in period, the amount of Eligible Energy delivered to BC Hydro by ZCLP is less than the Seasonally Firm Energy Amount for that season, ZCLP will be liable to pay liquidated damages to BC Hydro in an amount per MWh of shortfall equal to the greater of: (i) $5.00 per MWh; or (ii) the difference between Mid-C Price and the price under the EPA.

The annual cap on liability for delivery shortfalls is set at 200% of the Performance Security. After the first anniversary of COD (following the break-in period) Performance Security will be set at $6.00 per MWh or approximately CAD$1.4 million. As a result, ZCLP’s maximum liability for seasonal energy delivery shortfalls for a full year will be capped at twice the Performance Security or approximately CAD$2.8 million.

A copy of the Company’s press release announcing the entry into the EPA is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: February 3, 2009

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 30, 2009